                                                                    EXHIBIT 10.5
                         GIGA INFORMATION GROUP, INC.

--------------------------------------------------------------------------------

           SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

--------------------------------------------------------------------------------









                                 April 6, 1998


                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
1.       AGREEMENT TO PURCHASE AND SELL STOCK AND WARRANTS...............................................     1
         -------------------------------------------------
         1.1      Authorization..........................................................................     1
                  -------------
         1.2      Agreement to Purchase and Sell Stock...................................................     1
                  ------------------------------------
         1.3      Agreement to Purchase and Sell Warrants................................................     1
                  ---------------------------------------

2.       CLOSING.........................................................................................     2
         -------
         2.1      The Closing............................................................................     2
                  -----------
         2.2      Additional Closing.....................................................................     2
                  ------------------
                  (a)      Conditions of Additional Closing..............................................     2
                           --------------------------------
                  (b)      Amendments....................................................................     2
                           ----------
                  (c)      Status of New Investors.......................................................     3
                           -----------------------

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................     3
         ---------------------------------------------
         3.1      Organization, Good Standing and Qualification..........................................     3
                  ---------------------------------------------
         3.2      Authorization..........................................................................     3
                  -------------
         3.3      Valid Issuance of Shares and Conversion Shares.........................................     4
                  ----------------------------------------------
         3.4      Capitalization.........................................................................     4
                  --------------
                  (a)      Preferred Stock...............................................................     4
                           ---------------
                  (b)      Common Stock..................................................................     5
                           ------------
                  (c)      Options, Warrants, Reserved Shares............................................     5
                           ----------------------------------
                  (d)      Capital Structure Table; Investors' Ownership Percentage......................     6
                           --------------------------------------------------------
         3.5      Subsidiaries...........................................................................     7
                  ------------
         3.6      Governmental Consents..................................................................     7
                  ---------------------

         3.7      Contracts and Other Commitments........................................................     7
                  -------------------------------
         3.8      Litigation.............................................................................     7
                  ----------
         3.9      Proprietary Assets.....................................................................     7
                  ------------------
         3.10     Compliance with Law and Charter Documents..............................................     8
                  -----------------------------------------
         3.11     Registration Rights....................................................................     8
                  -------------------
         3.12     Financial Statements...................................................................     8
                  --------------------
         3.13     Disclosure.............................................................................     9
                  ----------
         3.14     Certain Actions........................................................................     9
                  ---------------
         3.15     Activities Since Balance Sheet Date....................................................     9
                  -----------------------------------
         3.16     Employee Benefit Plans.................................................................     9
                  ----------------------
         3.17     Tax Returns; Payments and Elections....................................................     9
                  -----------------------------------
         3.18     Related Party Transactions.............................................................     9
                  --------------------------
         3.19     Status of Certain Agreements...........................................................    10
                  ----------------------------
         3.20     Year 2000 Compliance...................................................................    10
                  --------------------

                                                                                                           Page
                                                                                                          -----
4.       REPRESENTATIONS WARRANTIES AND CERTAIN AGREEMENTS OF

         INVESTORS.......................................................................................    10
         4.1      Authorization..........................................................................    10
         4.2      Purchase for Own Account...............................................................    10
         4.3      Disclosure of Information..............................................................    11
         4.4      Investment Experience..................................................................    11
         4.5      Accredited Investor Status.............................................................    11
         4.6      Restricted Securities..................................................................    11
         4.7      Further Limitations on Disposition.....................................................    12
         4.8      Legends................................................................................    12

5.       CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.................................................    13

         -----------------------------------------------
         5.1      Representations and Warranties True....................................................    13
                  -----------------------------------
         5.2      Performance............................................................................    13
                  -----------
         5.3      Certificate of Designations Effective..................................................    13
                  -------------------------------------
         5.4      Compliance Certificate.................................................................    13
                  ----------------------
         5.5      Securities Exemptions..................................................................    13
                  ---------------------
         5.6      Proceedings and Documents..............................................................    14
                  -------------------------
         5.7      No Material Change.....................................................................    14
                  ------------------
         5.8      Opinion of Counsel.....................................................................    14
                  ------------------
         5.9      Minimum Shares Purchased...............................................................    14
                  ------------------------
         5.10     Registration Rights Amendment; Voting Rights Amendment.................................    14
                  ------------------------------------------------------
         5.11     FBR Financing..........................................................................    14
                  -------------

6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING..............................................    14
         --------------------------------------------------
         6.1      Representations and Warranties.........................................................    14
                  ------------------------------
         6.2      Payment of Purchase Price..............................................................    15
                  -------------------------
         6.3      Certificate of Designations Effective..................................................    15
                  -------------------------------------
         6.4      Securities Exemptions..................................................................    15
                  ---------------------
         6.5      Minimum Shares Purchased...............................................................    15
                  ------------------------
         6.6      Registration Rights Amendment; Voting Rights Amendment.................................    15
                  ------------------------------------------------------
         6.7      FBR Financing
                  -------------

7.       COVENANTS OF THE COMPANY........................................................................    15
         ------------------------
         7.1      Delivery of Financial Statements.......................................................    15
                  --------------------------------
         7.2      Inspection.............................................................................    16
                  ----------
         7.3      Key Man Insurance......................................................................    16
                  -----------------
         7.4      Giga Advisory Service..................................................................    16
                  ---------------------

8.       MISCELLANEOUS...................................................................................    17
         -------------

         8.1      Survival of Warranties and Covenants...................................................    17
                  ------------------------------------
         8.2      Successors and Assigns.................................................................    18
                  ----------------------
         8.3      Governing Law..........................................................................    18
                  -------------

                                                                                                           Page
                                                                                                          ------
         8.4      Counterparts...........................................................................    18
                  ------------
         8.5      Headings...............................................................................    18
                  --------
         8.6      Notices................................................................................    18
                  -------
         8.7      Expenses...............................................................................    19
                  --------
         8.8      No Finder's Fees.......................................................................    19
                  ----------------
         8.9      Amendments and Waivers.................................................................    19
                  ----------------------
         8.10     Severability...........................................................................    19
                  ------------
         8.11     Entire Agreement.......................................................................    20
                  ----------------
         8.12     Publicity..............................................................................    20
                  ---------
         8.13     Further Assurances.....................................................................    20
                  ------------------

Exhibit A         -        Schedule of Investors
Exhibit B         -        Certificate of Designations
Exhibit C         -        Form of Warrant
Exhibit D         -        Amendment No. 3 to Registration Rights Agreement
Exhibit E         -        Amendment No. 4 and Waiver to Amended and Restated Investor
                           Rights and Voting Agreement
Exhibit F         -        Schedule of Exceptions
Exhibit G         -        Fourth Amended and Restated Certificate
Exhibit H         -        Capital Structure Table; Investors' Ownership Percentage
Exhibit I         -        List of Subsidiaries
Exhibit J         -        Financial Statements
Exhibit K         -        Opinion of Weil, Gotshal & Manges LLP

                         GIGA INFORMATION GROUP, INC.

           SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                  This SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 6, 1998 by and among Giga Information Group, Inc., a Delaware corporation (the "Company"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

                                    RECITAL

                  A. The Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Series D Preferred Stock and Warrants to purchase shares of the Company's Series D Preferred Stock on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       AGREEMENT TO PURCHASE AND SELL STOCK AND WARRANTS.

                  1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of the shares of the Company's Series D Preferred Stock, $.001 par value (the "Series D Stock") to be sold by it pursuant to this Agreement, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of Series D Preferred Stock of Giga Information Group, Inc. as attached to this Agreement as Exhibit B (the "Certificate of Designations") and the sale and issuance of the warrants to purchase shares of the Company's Series D Stock (the "Warrants").

                  1.2 Agreement to Purchase and Sell Stock. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Series D Stock set forth beside such Investor's name on Exhibit A at a price of $7.00 per share. The shares of Series D Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares".

                  1.3 Agreement to Purchase and Sell Warrants. The Company agrees to issue to each Investor 0.54 Warrants for each Purchased Share purchased by such Investor, each Warrant exercisable to purchase from the Company one share of Series D Stock at an exercise price of $9.00 per share. The Warrants shall be issued upon the terms and subject to the conditions set forth in the form of Warrant attached hereto as Exhibit C.

                  The shares of Series D Stock (or Common Stock, if applicable) issuable upon exercise of the Warrants will be hereinafter referred to as the "Warrant Shares". The Purchased Shares and the Warrant Shares will be hereinafter collectively referred to as the "Shares" and the shares of the Company's Common Stock, $.001 par value per share, issuable upon conversion of the Purchased Shares and the Warrant Shares will be hereinafter collectively referred to as the "Conversion Shares."

         2.       CLOSING.

                  2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 at 10:00 a.m., April 6, 1998 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on Exhibit A mutually agree (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to each Investor a certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder as shown on Exhibit A and the Warrants that such Investor is entitled to receive in accordance with the terms set forth in Section 1.3, and each Investor shall pay to the Company the full purchase price of such Purchased Shares by wire transfer of immediately available funds to the Company.

                  2.2      Additional Closing.
                           -------------------
                           (a) Conditions of Additional Closing. At any time
or times within ninety (90) days immediately following the Closing, the Company may, at one or more closings (each an "Additional Closing"), without obtaining the signature, consent or permission of any of the Investors, offer and sell to other investors ("New Investors"), at a price of not less than $7.00 per share, up to that number of shares of Series D Stock that is equal to 357,143 shares of Series D Stock less the number of shares of Series D Stock actually issued and sold by the Company prior to such Additional Closing pursuant to this Agreement, and such New Investors shall be entitled to receive Warrants, if any, on the same terms and conditions as are set forth in this Agreement. New Investors may include persons or entities who are already Investors under this Agreement.

                           (b) Amendments. The Company and the New Investors
purchasing Series D Stock and Warrants at any Additional Closing will execute counterpart signature pages to (i) this Agreement; (ii) Amendment No. 3 to Registration Rights Agreement dated as of the date hereof, a copy of which is attached hereto as Exhibit D (the "Registration Rights Amendment"), which amends the Registration Rights Agreement dated November 13, 1995, as amended (as amended by the Registration Rights Amendment, the "Registration Rights Agreement"); and (iii) Amendment No. 4 and Waiver to Amended and Restated Investor Rights and Voting Agreement dated as of the date hereof, a copy of which is attached hereto as Exhibit E (the "Voting Rights Amendment"), which amends the Amended and Restated Investor Rights and Voting Agreement dated November 13, 1995, as amended (as amended by the Voting Rights Amendment, the "Voting Rights Agreement"), and such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement, the Registration Rights Agreement and the Voting Rights Agreement, each to the same extent as if they had been Investors at the Closing. Immediately after any Additional Closing, Exhibit A to this Agreement will be amended by the Company to list the New Investors purchasing shares of Series D Stock and Warrants under this Agreement at the Additional Closing.

                           (c)  Status of New Investors.  Upon the completion
of the Additional Closing as provided in this Section 2, each New Investor will be deemed to be an "Investor" for all purposes of this Agreement and the Registration Rights Agreement and a "Series D Purchaser" for purposes of the Voting Rights Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit F the statements in the following paragraphs of this Section 3 are all true and correct:

                  3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Registration Rights Amendment, the Voting Rights Amendment and the Warrants, to issue and sell the Shares, to issue the Conversion Shares, and to carry out the provisions of this Agreement, the Registration Rights Amendment, the Voting Rights Amendment, the Warrants and the Certificate of Designations. Except as set forth in Section 3.1 of the Schedule of Exceptions, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  3.2 Authorization. All corporate action on the part of the Company and its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Amendment, the Voting Rights Amendment and the Warrants, the performance of all obligations of the Company hereunder and thereunder, as the case may be, and the authorization, issuance, sale, and delivery of the Shares and the authorization and registration for issuance of Conversion Shares has been duly taken or will be taken prior to the Closing or the applicable

Additional Closing, as the case may be, and this Agreement, the Registration Rights Amendment and the Voting Rights Amendment constitute, and the Warrants (when executed and delivered by the Company) will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement, may be limited by applicable federal or state securities laws.

                  3.3      Valid Issuance of Shares and Conversion Shares.

                           (a) The Shares, when issued, sold and delivered in
accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and the Voting Rights Agreement and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and the Voting Rights Agreement and under applicable state and federal securities laws.

                           (b) Based in part on the representations made by the
Investors in Section 4 hereof, the Shares and (assuming no change in applicable law and no unlawful distribution of Shares by Investors or other parties) the Conversion Shares will be issued in full compliance with applicable U.S. state and federal securities laws (provided that with respect to the Conversion Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Shares and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Shares upon conversion thereof in accordance with the Certificate of Designations).

                  3.4 Capitalization. As of the date hereof, the capitalization of the Company consists of the following:

                           (a) Preferred Stock. A total of Sixteen Million Five
 Hundred Thousand (16,500,000) authorized shares of preferred stock, $.001 par value per share (the "Preferred Stock"), consisting of (i) Six Hundred Fifty

Thousand (650,000) shares designated as Series A Preferred Stock (the "Series A Stock"), of which 570,000 shares are validly issued and outstanding, fully paid and nonassessable, (ii) Nine Million (9,000,000) shares designated as Series B Preferred Stock ("Series B Stock"), of which

8,144,642 shares are validly issued and outstanding, fully paid and nonassessable, (iii) Four Million Five Hundred Thousand (4,500,000) shares designated as Series C Preferred Stock ("Series C Stock"), of which 2,609,491 shares are validly issued and outstanding, fully paid and nonassessable and
(iv) Two Million (2,000,000) shares designated as Series D Preferred Stock ("Series D Stock"), of which 214,286 shares will be validly issued and outstanding, fully paid and nonassessable immediately following the Closing. The rights, preferences and privileges of the Series A Stock, Series B Stock, Series C Stock and Series D Stock are as stated in the Fourth Amended and Restated Certificate of Incorporation of the Company as attached to this Agreement as Exhibit G and in the Certificate of Designations and as provided by law.

                           (b) Common Stock. A total of Fifty Million
(50,000,000) authorized shares of common stock, $.001 par value per share (the "Common Stock"), of which 6,392,425 shares are validly issued and outstanding, fully paid and nonassessable.

                           (c) Options, Warrants, Reserved Shares.  Except for:

                  (i) the conversion privileges of the Series A Stock, Series B Stock, Series C Stock and Series D Stock;

                  (ii) the Three Million One Hundred Thousand (3,100,000) shares of Common Stock reserved for issuance under the Company's 1995 Stock Option/Stock Issuance Plan, of which there are options outstanding to purchase 2,038,453 shares of Common Stock and 549,727 shares of Common Stock reserved for issuance;

                  (iii) the Three Million (3,000,000) shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, of which there are options outstanding to purchase 1,849,721 shares of Common Stock and 1,149,509 shares of Common Stock reserved for issuance;

                  (iv) the One Hundred Fifty Thousand (150,000) shares of Common Stock reserved for issuance under the 1997 Director Stock Option Plan, of which there are options outstanding to purchase 36,000 shares of

                           Common Stock and 114,000 shares of Common Stock reserved for issuance.

                  (v) options to purchase 780,000 shares of Common Stock granted under separate contractual arrangements;

                  (vi) warrants to purchase an aggregate of 107,876 shares of Series B Stock;

                  (vii) warrants to purchase an aggregate of 1,409,125 shares of Series C Stock;

                  (viii)   warrants to purchase an aggregate of
                           115,714 shares of Series D Stock to be
                           outstanding immediately following the
                           Closing;

                  (ix) convertible notes to be dated April 7, 1998 which are convertible, under certain circumstances, into up to 1,428,571 shares of Series D Preferred Stock and warrants to purchase up to 1,542,857 shares of Common Stock;

                  (x) warrants to purchase an aggregate of 500,000 shares of Common Stock to be issued April 7, 1998;

                  (xi) convertible notes dated April 5, 1995 which are convertible into an aggregate of 185,298 shares of Common Stock; and

                  (xii) a convertible note dated December 31, 1995 which is convertible, as of March 31, 1998, into 51,429 shares of Common Stock;

and except as set forth in Section 3.4 of the Schedule of Exceptions, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.4(c), and except for rights of repurchase and rights of first refusal held by the Company to repurchase shares of its stock issued to founders and employees of the Company, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights or rights of first refusal or other rights to purchase such stock

(whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company, and, to the Company's knowledge, no officer, director or holder of the Company's Common Stock is a party to any voting agreement or voting trust other than the Voting Rights Agreement.

                           (d) Capital Structure Table; Investors' Ownership
Percentage. Exhibit H attached hereto contains a common stock equivalent capital structure table of the Company immediately after the Closing. As indicated on Exhibit H, the securities issued to the Investors at Closing (including the Warrant Shares) shall be equal to approximately 2.3% of the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the Closing (including shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants, notes and convertible preferred stock).

                  3.5 Subsidiaries. Exhibit I attached hereto contains a listing of all of the Company's subsidiaries. The Company beneficially owns or has the right to acquire all of the outstanding capital stock of each of its subsidiaries.

                  3.6 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Shares by the Company or the issuance of the Conversion Shares, except (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and (ii) such filings as have been or will be made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

                  3.7 Contracts and Other Commitments. Except as set forth in
Section 3.7 of the Schedule of Exceptions or as described in the notes to the Financial Statements (as defined in Section 3.12), the Company has no material contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that do not involve more than $100,000, and do not extend for more than one (1) year beyond the date hereof, (ii) contracts entered into in the ordinary course of business, (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company which are not material to the conduct of the Company's business, and (iv) employment or consulting agreements with persons who are not directors or executive officers of the Company. The Company does not have a collective bargaining agreement with any of its United States employees.

                  3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, or their activities, properties or assets or, to the best of the Company's knowledge, against any officer or director of the Company or its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or any of its subsidiaries or questioning the validity of this Agreement or any action taken or to be taken in connection herewith that would have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company has threatened, and intends, to initiate.

                  3.9 Proprietary Assets. Except as set forth in Section 3.9 of the Schedule of Exceptions, to the Company's knowledge, the Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, confidential and proprietary information, designs and proprietary rights necessary to enable it to carry on its business as now conducted (the "Proprietary Assets") and has or expects in good faith to be able to obtain or create the Proprietary Assets necessary to carry on its business as proposed to be conducted, without, to the best of its knowledge, any conflict with or infringement of the rights of others, where the same would have a Material Adverse Effect. Neither the Company nor, to its knowledge, any of its subsidiaries, has granted any options, licenses or agreements of any kind giving any third party any exclusive rights to any material Proprietary Assets of the Company. Except as set forth in Section 3.10 of the Schedule of Exceptions, the Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted and as proposed to be conducted, would violate any of the patents, trademarks, including the name "Giga", service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

                  3.10 Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to the best of the Company's knowledge, except for any violations that would have no Material Adverse Effect, the Company is in compliance with all indentures, instruments or agreements by which it is bound, all applicable statutes, laws, regulations and executive orders of the United States of America (including securities laws as to previous issuances of securities), and all states, foreign countries or other governmental bodies and agencies having jurisdiction over its business or properties.

                  3.11 Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

                  3.12 Financial Statements. The unaudited statements of operations, cash flows and balance sheets of the Company as of December 31, 1997 and for the twelve (12) month period then ended, which are attached to this Agreement as Exhibit J (the "Financial Statements"), of the Company are in accordance with the books and records of the Company and fairly set forth the consolidated operating results and financial condition of the Company for the twelve-month period then ended, subject to normal year-end audit adjustments. The Company will use its best efforts to furnish to the Investors as soon as is practicable, and in no event later than April 30, 1998, audited financial statements for the year ended December 31, 1997. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"). Except as set forth or reserved for in the Financial Statements or the notes thereto, the Company has no liabilities, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 1997, (ii) liabilities not in excess of $100,000 in the aggregate, and (iii) liabilities incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, other than contingent liabilities in excess of $50,000.

                  3.13 Disclosure. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, under the circumstances under which they were made, not misleading when taken as a whole.

                  3.14 Certain Actions. Except as set forth in Section 3.14 of the Schedule of Exceptions, since December 31, 1997, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock and (ii) has not (A) sold, exchanged or otherwise disposed of any material assets or rights other than in the ordinary course of business, or (B) entered into any material transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

                  3.15 Activities Since Balance Sheet Date. To the best of the Company's knowledge, since December 31, 1997, there has not been any event or condition of any type that has had or would reasonably be expected to have a Material Adverse Effect, other than continuing losses incurred in connection with the Company's development and introduction of its new services.

                  3.16 Employee Benefit Plans. The Company has no outstanding liabilities or accrued and unpaid funding obligations with respect to any Employee Benefit Plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as disclosed in the Financial Statements.

                  3.17 Tax Returns; Payments and Elections. Except as disclosed in Section 3.17 of the Schedule of Exceptions, the Company has filed all United States federal and, to its knowledge, state tax returns and reports as required by law, and, to its knowledge, these returns and reports are true and correct in all material respects, except in each case where the same would not have a Material Adverse Effect or where adequate reserves therefor have been reflected in the Financial Statements. The Company has not been notified, nor does it otherwise have knowledge that, it is currently the subject of any ongoing audit by federal or state tax authorities. The Company has paid all taxes and other assessments shown on such returns as due, except those contested by it in good faith.

                  3.18 Related Party Transactions. Except as set forth in
Section 3.18 of the Schedule of Exceptions, no executive officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them; and, to the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, except through ownership of stock in publicly traded companies.

                  3.19 Status of Certain Agreements. As of the date hereof, no customers have canceled, or threatened to cancel, any services provided to them by the Company that would have a Material Adverse Effect.

                  3.20 Year 2000 Compliance. Except as set forth in Section
3.20 of the Schedule of Exceptions, all information technology presently expected to be used by the Company following December 31, 1999 in the administration and the business operations of the Company, including, without limitation, in all products and services (i) provided by the Company, whether to third parties or for internal use, or (ii) to the best of the Company's knowledge, used in combination with any information technology of its clients, customers, suppliers or vendors, accurately processes or will process date and time data (including, but not limited to calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations, and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. The Company has no obligations under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

         4. REPRESENTATIONS WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

                  4.1 Authorization. This Agreement, the Registration Rights Amendment and the Voting Rights Amendment constitute such Investor's valid and legally binding obligations, enforceable in accordance with their respective terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement, the Registration Rights Amendment and the Voting Rights Amendment.

                  4.2 Purchase for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares to be purchased by such Investor and the Conversion Shares issuable upon conversion thereof are being acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares and/or the Conversion Shares.

                  4.3 Disclosure of Information. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

                  4.4 Investment Experience. Such Investor understands and acknowledges that the purchase of the Shares involves substantial risk. Such
Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

                  4.5 Accredited Investor Status. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  4.6 Restricted Securities. Each Investor understands that the Shares and the Conversion Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder (or any securities issuable upon conversion thereof) except as provided in the Registration Rights Agreement. Such Investor understands that no public market now exists for any of the Shares or the Conversion Shares and that it is uncertain whether a public market will ever exist for the Shares or the Conversion Shares.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares or the Conversion Shares unless and until:

                           (a) there is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b)  (i) such Investor shall have notified the

Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Shares or Conversion Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or interstate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

                  4.8 Legends. It is understood that the certificates evidencing the Shares and the Conversion Shares will bear the legends set forth below:

                           (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           (b) Any legend required by the laws of the State of
Delaware or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Conversion Shares.

         5. CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver.

                  5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  5.3 Certificate of Designations Effective. The Certificate of Designations shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

                  5.4 Compliance Certificate. The Company shall have delivered to each Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying, on behalf of the Company, that the conditions specified in Sections 5.1, 5.2 and
5.3 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investors in writing.

                  5.5 Securities Exemptions. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                  5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel for the Investors, which shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  5.7 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

                  5.8 Opinion of Counsel. The Investors shall have received the opinion of Weil, Gotshal & Manges LLP, dated the date of the Closing, as to the matters set forth in Exhibit K.

                  5.9 Minimum Shares Purchased. A minimum of 214,286 shares of Series D Stock shall be purchased by the Investors at the Closing under this Agreement for a minimum aggregate purchase price of $1.5 million.

                  5.10 Registration Rights Amendment; Voting Rights Amendment. The Company and each Investor shall have executed and delivered the Registration Rights Amendment in the form attached hereto as Exhibit D and the Voting Rights Amendment in the form attached hereto as Exhibit E.

                  5.11 FBR Financing. The financing transactions (the "FBR Financing") by and among the Company and certain affiliates of Friedman, Billings, Ramsey & Co., Inc., pursuant to which the Company will issue senior convertible notes in the aggregate principal amount of $10 million and warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share, shall have been consummated.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

                  6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Payment of Purchase Price. Each Investor shall have delivered to the Company the purchase price specified for such Investor on Exhibit A in accordance with the provisions of Section 2.

                  6.3 Certificate of Designations Effective. The Certificate of Designations shall have been accepted by the Secretary of State of the State of Delaware.


                  6.4 Securities Exemptions. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                  6.5 Minimum Shares Purchased. A minimum of 214,286 shares of Series D Stock shall be purchased by the Investors at the Closing under this Agreement for a minimum aggregate purchase price of $1.5 million.

                  6.6 Registration Rights Amendment; Voting Rights Amendment. The Company and each Investor shall have executed and delivered the Registration Rights Amendment in the form attached hereto as Exhibit D and the Voting Rights Amendment in the form attached hereto as Exhibit E.

                  6.7 FBR Financing. The FBR Financing shall have been consummated.

         7.       COVENANTS OF THE COMPANY.

                  7.1 Delivery of Financial Statements.

                           (a) The Company shall furnish to each Investor as
soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited by a nationally recognized firm of independent public accountants selected by the Company and approved by its Board of Directors.

                           (b) The Company shall deliver to each Investor as
soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, an unaudited schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                           (c) The Company shall furnish to each Investor who
(together with Investors which control it, are controlled by it, or are under common control with it) holds at least 500,000 common equivalent shares (each a "Major Investor") as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited income statement and balance sheet as of the end of such month, in reasonable detail. For purposes of satisfying the threshold set forth in this Section 7.1(c), the common equivalent share ownership of A.G.W.

Biddle III and Novak Biddle Venture Partners, L.P. shall be aggregated.

                           (d) The Company shall furnish to each Major
Investor as soon as practicable, but in any event thirty (30) days after the end of each fiscal year, a budget and business plan for the next fiscal year; provided, however, that the Company's obligation to furnish a business plan may be waived by the Board of Directors (either by express waiver or by the failure of the Board of Directors to request preparation of a business plan); provided, further that, in the event the budget and business plan for any given fiscal year are updated on an interim basis, such updated documents shall be provided to each Major Investor as soon as is practicable after such update.

                           (e) The Company shall furnish to each Major
Investor as soon as practicable, but in any event thirty days after each fiscal quarter, a report, by function, setting forth employee turnover.

                           (f) Notwithstanding any provisions contained in
this Section 7.1 to the contrary, the Company shall not be obligated under this
Section 7.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

                  7.2 Inspection. The Company shall permit each Major
Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, and shall provide such other information as may reasonably be requested by such, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 7.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information except to Major Investors who execute a confidentiality agreement in such form as the Company may reasonably request; provided, further that, such investigations shall in no way impact the effectiveness of the representations and warranties set forth in Section 3.

                  7.3 Key Man Insurance. The level of "key man" insurance shall be reviewed as to appropriateness by the Board of Directors as promptly as practicable following the Closing Date.

                  7.4 Giga Advisory Service. The Company shall provide a full subscription to Giga Advisory Service to each Investor (for use solely by such Investor and no affiliate of such Investor) so long as such Investor holds a minimum of 250,000 common equivalent shares. For purposes of satisfying the threshold set forth in this Section 7.4, the common equivalent share ownership of A.G.W. Biddle III and Novak Biddle Venture Partners, L.P. shall be aggregated.


         8.       MISCELLANEOUS.

                  8.1 Survival of Warranties and Covenants. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be. The Company's obligations under Section 7.1 and 7.2 shall terminate upon the earliest to occur of the following (a) immediately prior to the closing of an underwritten public offering (an "IPO") pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933, as amended (the "Act")) under the Act covering the Company's Common Stock, which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholder of at least $15,000,000, and which has a public offering price of not less than $5.25 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like), (b) immediately prior to the closing of an IPO which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company of at least $30,000,000, which has a public offering price of not less than $4.00 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like) and which closes on or before January 31, 1999, or (c) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

                  Any indemnification payment by the Company to an Investor in connection with a breach of the representations, warranties and covenants of the Company shall include an additional amount so that such Investor suffers no loss as a result of any diminution in the book value of the stockholders' equity related to its investment in the Company as a result of such indemnification payment. Any payment by the Company to an Investor in connection with a breach of the representations, warranties and covenants of the company shall be treated for federal income tax purposes as an adjustment to the price paid by such Investor for the Series D Stock and Warrants pursuant to this Agreement.

                  In addition to and without limitation to all other indemnities in this Agreement, in the event of any breach of the representation and warranty set forth in the second sentence of Section 3.4(d), the Company shall issue to each Investor, at no cost to the Investor, an additional amount of Series D Stock such that, if such issuance were made at the Closing Date, such representation and warranty would have been true and accurate in all respects when made.

                  8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  8.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among residents of the State of New York entered into and to be performed entirely within the State of New York, without reference to principles of conflict of laws or choice of laws.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Exhibit A or, in the case of the Company, at

                           Giga Information Group, Inc.
                           One Longwater Circle
                           Norwell, MA  02061
                           Attention:  Chief Executive Officer

                  with a copy to:

                           Gerald S. Backman, P.C.
                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

                  8.7 Expenses. The parties hereto shall each bear their own respective costs and expenses in connection with this transaction; provided, however, that, whether or not the transaction contemplated hereby is consummated, the Company shall, promptly upon request therefor, reimburse the Investors for their reasonable costs and expenses (including, without limitation, the fees and expenses of their counsel) in connection with this transaction and for any expenses of the Investors (including, without limitation, legal fees and expenses) incurred to enforce this provision, up to an amount not exceeding $50,000 in the aggregate.

                  8.8 No Finder's Fees. Except as previously disclosed to the Investors, each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnity and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any omission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.9 Amendments and Waivers. Except as specified in Section 2.2, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Shares and/or Conversion Shares representing at least a majority of the aggregate number of shares of Common Stock into which the Shares then are convertible and/or have been converted (excluding any of such shares that have been sold to the public or pursuant to SEC Rule 144). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares and/or Conversion Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 5 may be waived with respect to any Investor who does not consent thereto; and provided further, that New Investors may become parties to this Agreement in accordance with Section 2.2 without any amendment of this Agreement or any consent or approval of any Investor.

                  8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  8.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  8.12 Publicity. The terms of this Agreement and the transactions contemplated hereby shall be kept confidential until the parties hereto mutually agree upon the language and timing of a press release or until such time as one such party determines, based upon the advice of counsel, that a public announcement is required by law, in which case the parties hereto shall in good faith attempt to agree on any public announcements or publicity statements with respect thereto.

                  8.13 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                      [SIGNATURES BEGIN ON THE NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:
-----------

GIGA INFORMATION GROUP, INC.

By:    /s/ Daniel M. Clarke
   ------------------------------------

Title: Senior Vice President
      ---------------------------------

THE INVESTORS:
-------------

NOVAK BIDDLE VENTURE PARTNERS, L.P.

By:  Novak Biddle L.L.C., its General Partner

  By:   /s/ A. G. W. Biddle III
      ---------------------------------------------
      Name:    A.G.W. Biddle III
      Title:   Managing Member



ACORN FUND,
a series of Acorn Investment Trust


By:  s/s Ken Kalina
    --------------------------
    Name:   Ken Kalina
    Title:

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

                                                                    Series D Shares                Cash
                                                                       Purchased                 Tendered
                                                                   -----------------             ---------
              Investor Name                                               (#)                       ($)
              -------------
Novak Biddle Venture Partners, L.P.                                   214,286                      1,500,002

Acorn Fund, a series of Acorn Investment Trust                         71,429                        500,000

                           "[Remainder of Exhibits
                           Intentionally Omitted.]"